Exhibit (d)(32)


                      FORM OF INVESTMENT ADVISORY AGREEMENT

                           CU Members' Liquidity Fund

                  AGREEMENT made as of ____________________ between THE RBB FUND, INC., a Maryland corporation (herein called the "Fund"), and WesCorp Investment Services, LLC, a California limited liability corporation (herein called the "Investment Advisor").

                  WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act") and currently offers or proposes to offer shares representing interests in separate investment portfolios; and

                  WHEREAS, the Fund desires to retain the Investment Advisor to render certain investment advisory services to the Fund with respect to the Fund's CU Members' Liquidity Fund (the "Portfolio"), and the Investment Advisor is willing to so render such services.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

                  1. APPOINTMENT. The Fund hereby appoints the Investment Advisor to act as investment advisor for the Portfolio for the period and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  2. DELIVERY OF DOCUMENTS. The Fund has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

                       (a) Resolutions of the Board of Directors of the Fund authorizing the appointment of the Investment Advisor and the execution and delivery of this Agreement;

                       (b) A prospectus and statement of additional information relating to shares representing interests in the Portfolio of the Fund in effect under the Securities Act of 1933 (the "1933 Act") (such prospectus and statement of additional information, as presently in effect and as they shall from time to time be amended and supplemented, are herein collectively called the "Prospectus" and "Statement of Additional Information," respectively).

                  The Fund will promptly furnish the Investment Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

                  In addition to the foregoing, the Fund will also provide the Investment Advisor with copies of the Fund's Charter and By-laws, and any registration statement or service contracts

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related to the Portfolio, and will promptly furnish the Investment Advisor with any amendments of or supplements to such documents.

                  3. MANAGEMENT OF THE PORTFOLIO. Subject to the supervision of the Board of Directors of the Fund, the Investment Advisor will provide for the overall management of the Portfolio including (i) the provision of a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio, (ii) the determination from time to time of what securities and other investments will be purchased, retained, or sold by the Fund for the Portfolio, and (iii) the placement from time to time of orders for all purchases and sales made for the Portfolio. The Investment Advisor will provide the services rendered by it hereunder in accordance with the Portfolio's investment objectives, restrictions and policies as stated in the applicable Prospectus and the Statement of Additional Information, provided that the Investment Advisor has actual notice or knowledge of any changes by the Board of Directors to such investment objectives, restrictions or policies. The Investment Advisor further agrees that it will render to the Fund's Board of Directors such periodic and special reports regarding the performance of its duties under this Agreement as the Board may reasonably request. The Investment Advisor agrees to provide to the Fund (or its agents and service providers) prompt and accurate data with respect to the Portfolio's transactions and, except where not otherwise available, the daily valuation of securities in the Portfolio.
                  4. BROKERAGE. Subject to the Investment Advisor's obligation to obtain best price and execution, the Investment Advisor shall have full discretion to select brokers or dealers to effect the purchase and sale of securities. When the Investment Advisor places orders for the purchase or sale of securities for the Portfolio, in selecting brokers or dealers to execute such orders, the Investment Advisor is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Portfolio directly or indirectly. Without limiting the generality of the foregoing, the Investment Advisor is authorized to cause the Portfolio to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Portfolio or who otherwise provide brokerage and research services utilized by the Investment Advisor, provided that the Investment Advisor determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Investment Advisor's overall responsibilities with respect to accounts as to which the Investment Advisor exercises investment discretion. The Investment Advisor may aggregate securities orders so long as the Investment Advisor adheres to a policy of allocating investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients. In no instance will the Portfolio's securities be purchased from or sold to the Fund's principal underwriter, the Investment Advisor, or any affiliated person thereof, except to the extent permitted by SEC exemptive order or by applicable law.

                  To the extent applicable, the Investment Advisor shall report to the Board of Directors of the Fund at least quarterly with respect to brokerage transactions that were entered into by the Investment Advisor, pursuant to the foregoing paragraph, and shall certify to the

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Board that the commissions paid were reasonable in terms either of that transaction or the overall responsibilities of the Advisor to the Fund and the Investment Advisor's other clients, that the total commissions paid by the Fund were reasonable in relation to the benefits to the Fund over the long term, and that such commissions were paid in compliance with Section 28(e) of the Securities Exchange Act of 1934.

                  5. CONFORMITY WITH LAW; CONFIDENTIALITY. The Investment Advisor further agrees that it will comply with all applicable rules and regulations of all federal regulatory agencies having jurisdiction over the Investment Advisor in the performance of its duties hereunder. The Investment Advisor will treat confidentially and as proprietary information of the Fund all records and other information relating to the Fund and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Investment Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                  6. SERVICES NOT EXCLUSIVE. The Investment Advisor and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Investment Advisor to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Portfolio or the Fund.

                  Nothing in this Agreement shall limit or restrict the Investment Advisor or any of its partners, officers, affiliates or employees from buying, selling or trading in any securities for its or their own account. The Fund acknowledges that the Investment Advisor and its partners, officers, affiliates, employees and other clients may, at any time, have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired or disposed of for the Portfolio. The Investment Advisor shall have no obligation to acquire for the Portfolio a position in any investment which the Investment Advisor, its partners, officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, so long as it continues to be the policy and practice of the Investment Advisor not to favor or disfavor consistently or consciously any client or class of clients in the allocation of investment opportunities so that, to the extent practical, such opportunities will be allocated among clients over a period of time on a fair and equitable basis.

                  The Investment Advisor agrees that this Paragraph 6 does not constitute a waiver by the Fund of the obligations imposed upon the Investment Advisor to comply with Sections 17(d) and 17(j) of the 1940 Act, and the rules thereunder, nor constitute a waiver by the Fund of the obligations imposed upon the Investment Advisor under Section 206 of the Investment Advisers Act of 1940 and the rules thereunder. Further, the Investment Advisor agrees that this Paragraph 6 does not constitute a waiver by the Fund of the fiduciary obligation of the Investment Advisor arising under federal or state law, including Section 36 of the 1940 Act. The Investment Advisor agrees that this Paragraph 6 shall be interpreted consistent with the provisions of Section 17(i) of the 1940 Act.

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                  7.   BOOKS AND RECORDS. In compliance with the requirements of
Rule 31a-3 under the 1940 Act, the Investment Advisor hereby agrees that all records which it maintains for the Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Investment Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  8. EXPENSES. During the term of this Agreement, the Investment Advisor will pay all expenses incurred by it in connection with its activities under this Agreement. The Portfolio shall bear all of its own expenses not specifically assumed by the Investment Advisor. General expenses of the Fund not readily identifiable as belonging to a portfolio of the Fund shall be allocated among all investment portfolios by or under the direction of the Fund's Board of Directors in such manner as the Board determines to be fair and equitable. Expenses borne by the Portfolio shall include, but are not limited to, the following (or the portfolio's share of the following): (a) the cost (including brokerage commissions) of securities purchased or sold by the Portfolio and any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Portfolio by the Investment Advisor; (c) filing fees and expenses relating to the registration and qualification of the Fund and the Portfolio's shares under federal and/or state securities laws and maintaining such registrations and qualifications; (d) fees and salaries payable to the Fund's directors and officers; (e) taxes (including any income or franchise taxes) and governmental fees; (f) costs of any liability and other insurance or fidelity bonds; (g) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund or the Portfolio for violation of any law; (h) legal, accounting and auditing expenses, including legal fees of special counsel for the independent directors;
(i) charges of custodians and other agents; (j) expenses of setting in type and printing prospectuses, statements of additional information and supplements thereto for existing shareholders, reports, statements, and confirmations to shareholders and proxy material that are not attributable to a class of the Fund; (k) costs of mailing prospectuses, statements of additional information and supplements thereto to existing shareholders, as well as reports to shareholders and proxy material that are not attributable to a class of the Fund; (1) any extraordinary expenses; (m) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (n) costs of mailing and tabulating proxies and costs of shareholders' and directors' meetings; (o) costs of independent pricing services to value a portfolio's securities; and (p) the costs of investment company literature and other publications provided by the Fund to its directors and officers. Distribution expenses, transfer agency expenses, expenses of preparation, printing and mailing, prospectuses, statements of additional information, proxy statements and reports to shareholders, and organizational expenses and registration fees, identified as belonging to a particular class of the Fund are allocated to such class.

                  9. VOTING. The Investment Advisor shall have the authority to vote as agent for the Fund, either in person or by proxy, tender and take all actions incident to the ownership of all securities in which the Portfolio's assets may be invested from time to time, subject to such policies and procedures as the Board of Directors of the Fund may adopt from time to time.

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                  10.  RESERVATION OF NAME. The Investment Advisor shall at all times have all rights in and to the Portfolio's name and all investment models used by or on behalf of the Portfolio. The Investment Advisor may use the Portfolio's name or any portion thereof in connection with any other mutual fund or business activity without the consent of any shareholder and the Fund shall execute and deliver any and all documents required to indicate the consent of the Fund to such use.

                  No public reference to, or description of the Investment Advisor or its methodology or work shall be made by the Fund, whether in the Prospectus, Statement of Additional Information or otherwise, without the prior written consent of the Investment Advisor, which consent shall not be unreasonably withheld. In each case, the Fund shall provide the Investment Advisor a reasonable opportunity to review any such reference or description before being asked for such consent.

                  11.  COMPENSATION.

                       (a) For the services provided and the expenses assumed pursuant to this Agreement with respect to the Portfolio, the Fund will pay the Investment Advisor from the assets of the Portfolio and the Investment Advisor will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of _____% of the Portfolio's average daily net assets.

                       (b) The fee attributable to the Portfolio shall be satisfied only against assets of the Portfolio and not against the assets of any other investment portfolio of the Fund.

                  12. LIMITATION OF LIABILITY OF THE INVESTMENT ADVISOR. The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  The limitations on liability and indemnification provisions of this paragraph 12 shall not be applicable to any losses, claims, damages, liabilities or expenses arising from the Investment Advisor's rights to the Portfolio's name. The Investment Advisor shall indemnify and hold harmless the Fund and the Portfolio for any claims arising from the use of the term "CU Members' Liquidity Fund" in the name of the Portfolio.

                  13. DURATION AND TERMINATION. This Agreement shall become effective with respect to the Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting securities of the Portfolio and, unless sooner terminated as provided herein, shall continue with respect to the Portfolio until August 16, 2003. Thereafter, if not terminated, this Agreement shall continue with respect to the Portfolio for successive annual periods ending on August 16 PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority

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of those members of the Board of Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio; PROVIDED, HOWEVER, that this Agreement may be terminated with respect to the Portfolio by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, on 60 days' prior written notice to the Investment Advisor, or by the Investment Advisor at any time, without payment of any penalty, on 60 days' prior written notice to the Fund. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act).

                  14. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting the Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Portfolio.

                  15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

                  16. CHANGE IN MEMBERSHIP. The Investment Advisor shall notify the Fund of any change in its membership within a reasonable time after such change.

                  17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

                  18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.


                                            THE RBB FUND, INC.


                                            By:  ____________________
                                                 Edward J. Roach
                                                 President & Treasurer


                                            WESCORP INVESTMENT SERVICES, LLC


                                            By:  ____________________
                                                 Name:
                                                 Title:


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